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EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference, in this Annual Report on Form 10-K for the year ended December 31, 2002, of our report dated March 16, 2001 relating to the financial statements for the year ended December 31, 2000, appearing in the Registration Statements on Form S-8 of Pacific Premier Bancorp, Inc. (formerly LIFE Financial Corporation) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

/s/ GRANT THORNTON LLP Irvine, California March 28, 2003

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS